Exhibit to Form 8 - K


                     S - K Reference Number (99)

Press release announcing 3 for 2 stock split


















































FOR IMMEDIATE RELEASE

Contacts:

James H. Weber
Senior Vice President,
Marketing and Investor Relations Officer
Tel: (440) 989-3005

Mitchell J. Fallis, CPA
Vice President and
Chief Accounting Officer
Tel: (440) 244-7145

Gregory D. Friedman, CPA
Executive Vice President,
Corporate Secretary and
Chief Financial Officer
Tel: (440) 244-7143


LNB BANCORP ANNOUNCES THREE-FOR-TWO STOCK SPLIT;
INCREASES POST-SPLIT QUARTERLY CASH DIVIDEND RATE

LORAIN, OHIO-February 25, 2003-LNB Bancorp, Inc. (Nasdaq: LNBB), today announced that its Board of Directors approved a three-for-two split of LNB Bancorp common stock and declared a first-quarter cash dividend.

Shareholders will receive one additional common share for every two shares owned on the stock-split record date of March 10, 2003. Those participating in the Bancorp's dividend reinvestment plan, LNBB Direct (the Plan), will be issued fractional shares. Shareholders not participating in the Plan will be paid cash in lieu of fractional shares.

The quarterly dividend of $0.17 per share (post-split) is payable
April 1, 2003, to shareholders of record at the close of business on March 17, 2003. This represents an effective two percent increase in the Bancorp's quarterly cash dividend rate.

"The stock split and the increase in the effective quarterly cash dividend rate demonstrate the Board's confidence in the Corporation's earnings strength and future growth opportunities. We are especially pleased to have been able to post 21 consecutive years of record earnings and achieve meaningful progress on our objective of maximizing shareholder value," said Gary C. Smith, President and Chief Executive Officer of LNB Bancorp.

Upon completion of the split, the number of common shares outstanding will be approximately 6.6 million. The additional shares and/or cash-in-lieu checks will be mailed or delivered on or about March 14, 2003, by the Corporation's transfer agent, Registrar & Transfer Company.
"We believe that the split, combined with our steadily increasing quarterly cash dividend, will make LNB Bancorp stock even more attractive to a broader range of investors. The lower absolute share price and the increased number of shares outstanding should improve the liquidity of the Corporation's common stock, further enhancing shareholder value," Smith concluded.

The Corporation sponsors the LNBB Direct Stock Purchase & Dividend Reinvestment Plan, offering both new investors and current stockholders, who elect to participate in the Plan, the option of receiving LNB Bancorp's quarterly dividend in cash or having it automatically reinvested in additional shares with no brokerage commission or other charges. This program is administered by Registrar & Transfer, not by LNB Bancorp. More information about the program and enrollment forms are available by calling Registrar & Transfer at (800) 368-5948.

LNB Bancorp, Inc., is a $715-million financial holding company with two wholly owned subsidiaries: The Lorain National Bank and Charleston Insurance Agency, Inc., and a 49-percent-owned subsidiary, Charleston Title Agency, LLC. LNB Bancorp's primary subsidiary, The Lorain National Bank, provides a full spectrum of financial services, including full-service community banking, specializing in commercial, mortgage and personal banking services, and investment and trust services. Lorain National Bank also offers long-term, fixed-rate mortgages via the secondary mortgage market. Securities brokerage services, mutual fund and variable-annuity sales are also offered at Lorain National Bank through Raymond James Financial Services, Inc. (member NASD/SIPC), a registered broker/dealer. Charleston Insurance Agency, Inc., offers life, accident, health and long-term-care insurance and fixed-annuity products. Charleston Title Agency, LLC, offers traditional title services.
Lorain National Bank serves customers through 21 retail-banking centers and 27 ATMs in Ohio's Lorain, eastern Erie, and western Cuyahoga counties. For more information about LNB Bancorp, Inc., and its related products and services or to view its filings with the Securities and Exchange Commission, including Forms 10-K, 10-Q and 8-K, please visit http://www.4lnb.com.

This press release contains forward-looking statements based on current expectations that are covered under the "safe-harbor" provision of the Securities Litigation Reform Act of 1995. Certain forward-looking statements, which involve inherent risks and uncertainties, are described in LNB Bancorp's filings with the Securities and Exchange Commission. A number of important factors could cause actual results to differ materially from those in the forward-looking statements. Those factors include fluctuations in interest rates, inflation, government regulations, and economic conditions and competition in the geographic and business areas in which LNB Bancorp, Inc., conducts its operations.